UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

June 1, 2011

(Date of earliest event reported)

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32167	76-0274813
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Post Oak Place, Suite 309

Houston, Texas 77027

(Address of principal executive offices, including zip code)

(713) 623-0801

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a vote of Security Holders

On June1, 2011, The Company held its 2011 Annual Meeting of Shareholders. The following table presents the final voting results for the items that were presented for shareholder approval:

	For	Against	Abstentions	Broker Non-Votes
(1) Election of Directors
Robert L. Gerry, III	36,659,919	3,368,436	—	—
W. Russell Scheirman	36,696,654	3,331,701	—	—
Robert H. Allen	36,281,966	3,746,389	—	—
Frederick W. Brazelton	36,279,811	3,748,544	—	—
Luigi Caflisch	36,255,133	3,773,222	—	—
O. Donaldson Chapoton	36,677,733	3,350,622	—	—
John J. Myers, Jr.	39,311,264	717,091	—	—

(2) Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent accountants for the fiscal year ending December 31, 2011	45,440,253	3,229,761	158,944	4,089

(3) Proposal to approve, by non-binding vote, our executive compensation	38,318,690	1,196,589	513,076	8,804,692

	1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
(4) Proposal to approve, by non-binding vote, the frequency of holding an advisory vote on executive compensation	35,082,858	364,589	3,978,142	603,765	8,803,693

All seven nominated directors were elected to serve terms of one year, the appointment of Deloitte & Touche LLP as the independent accountant for 2011 was ratified, the non-binding vote on executive compensation was approved and the non-binding vote on the frequency of holding future non-binding votes on executive compensation was approved for holding a non-binding vote once every year.

Consistent with the voting results at the Annual Meeting, the Company has determined to hold an advisory vote on the compensation of the Company’s named executive officers annually until the next stockholder vote on the frequency of say-on-pay votes is required under Section 14A of the Securities Exchange Act of 1934, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s shareholders.

For additional information on these proposals, please see the Company’s definitive proxy statement filed with Securities and Exchange Commission on April 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.

October 3, 2011	By:	/s/ Gregory R. Hullinger
Gregory R. Hullinger
Chief Financial Officer